Exhibit 10.2

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
MONOGRAM RESIDENTIAL MASTER PARTNERSHIP I LP

THIS AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”) of Monogram Residential Master Partnership I LP, a Delaware limited partnership (the “Partnership”), is entered into as of May 7, 2015 (the “Effective Date”), by and among REIT MP GP, LLC, a Delaware limited liability company, as the general partner (the “General Partner”), and Stichting Depositary PGGM Private Real Estate Fund (the “Title Holder”), a Dutch foundation (stichting), acting in its capacity as title holder of and for the account and risk of PGGM Private Real Estate Fund (the “Fund” and together with the Title Holder, “PGGM PRE Fund”), a Dutch fund for the joint account of the participants (fonds voor gemene rekening), as the sole limited partner.
W I T N E S S E T H:
WHEREAS, the General Partner, as the general partner, and PGGM PRE Fund, as the sole limited partner, entered into that certain Fourth Amended and Restated Agreement of Limited Partnership of Monogram Residential Master Partnership I LP, dated as of December 20, 2013 (the “Agreement”), which Agreement governs the business and affairs of the Partnership;
WHEREAS, contemporaneous with the execution of this Amendment, the General Partner, PGGM PRE Fund, the Partnership and certain other parties are entering into that certain Transaction Agreement, dated as of the Effective Date (the “Transaction Agreement”); and
WHEREAS, the General Partner and PGGM PRE Fund desire to amend the Agreement pursuant to the Transaction Agreement in accordance with the terms and provisions of this Amendment;
NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound hereby, do hereby agree as follows:
ARTICLE I.
DEFINITIONS

1.1    Agreement. The defined term “Agreement” in the Agreement shall mean the Agreement as amended by this Amendment and all subsequent amendments, restatements and modifications of the Agreement.
1.2    Defined Terms. Capitalized terms that are used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

ARTICLE II.
AMENDMENT

2.1    Capital Commitments. The defined terms “BHMF Capital Commitment” and “PGGM Capital Commitment” are hereby deleted in their entirety and replaced, effective as of the Effective Date, with the following, respectively:
“BHMF GP Capital Commitment” means the sum of (a) $4,097,363.02, less (b) all BHMF GP Capital Contributions made with respect to New Projects, plus (c) any BHMF GP New Project Returned Amounts.
“PGGM Capital Commitment” means the sum of (a) $405,638,939.16, less (b) all PGGM PRE Fund Capital Contributions made with respect to New Projects, plus (c) any PGGM New Project Returned Amounts.
2.2    Waterford Venture Agreement. The references in Section 8.2(b)(xiv) to the Behringer Harvard Waterford Place Venture Amended and Restated Limited Liability Company Agreement, are hereby deleted.
2.3    Special Situation. The General Partner and PGGM PRE Fund acknowledge and agree that a Listing has occurred and the General Partner did not exercise its Special Situation Right with respect thereto, and that as a result, and without limiting the General Partner’s right to exercise the Special Situation Right pursuant to clauses (b) or (c) of the definition of “Special Situation”, the General Partner shall have no further right to exercise the Special Situation Right with respect to a Listing.
2.4    Transaction Agreement. The General Partner and PGGM PRE Fund hereby acknowledge and agree that, from and after the Effective Date, (x) the Converted Projects (as defined in the Transaction Agreement) shall be deemed “Additional Projects” for all purposes under the Agreement as if the Partnership had acquired its Partnership Proportionate Interest in each such Converted Project on the Effective Date at the net asset value set forth opposite such Converted Project on Exhibit A attached hereto and made a part hereof, (y) the General Partner and the PGGM PRE Fund shall be deemed to have made Capital Contributions with respect to New Projects under the Agreement in an aggregate amount equal to their respective Percentage Interests in the Partnership Proportionate Interests in the net asset values set forth opposite the Converted Projects on Exhibit A attached hereto and made a part hereof, and (z) the Subsidiary REITs and Ventures owning such Converted Projects shall be deemed “New Subsidiary REITs” and “New Ventures”, respectively, for all purposes under the Agreement. For the avoidance of doubt, General Partner and PGGM PRE Fund hereby acknowledge and agree that, upon the consummation of the Closing under the Transaction Agreement, from and after the Effective Date: (I) the Partnership will no longer own any “Existing Projects” under the Agreement, (II) the General Partner shall have no further right to any Existing Project Incentive Distributions under the Agreement, and (III) the terms and provisions of the Agreement shall be read and interpreted as though the Partnership has disposed of all of its interests in the Existing Projects, the Existing Subsidiary REITS and the Existing Ventures.
ARTICLE III.
MISCELLANEOUS
3.1    Remainder of Agreement. Except as expressly provided in this Amendment, the Agreement, as amended hereby, remains in full force and effect.
3.2    Miscellaneous. Sections 8.7, 15.1, 15.2, 15.5, 15.6 15.7, 15.8, 15.9, 15.10, 15.12, 15.13, 15.14, 15.15, 15.16, 15.17 and 15.19, of the Agreement shall apply equally to this Amendment as if set forth herein.
[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of Effective Date.

PGGM PRE FUND:

STICHTING DEPOSITARY PGGM
PRIVATE REAL ESTATE FUND, acting in
its capacity as title holder of and for the account
and risk of PGGM Private Real Estate Fund,
represented by PGGM Vermogensbeheer B.V.
as its attorney-in-fact

By:	/s/ M.M. Klaassen
Name:	M.M. Klaassen
Title:	Attorney-in-fact

By:	/s/ B. Radecker
Name:	B. Radecker
Title:	Director

[Signatures Continue on Following Page]

Signature Page to Amendment to Partnership Agreement

GENERAL PARTNER:

REIT MP GP, LLC, a Delaware limited
liability company

By:	/s/ Ross P. Odland
Name:	Ross P. Odland
Title:	Senior Vice President, Portfolio Management

Signature Page to Amendment to Partnership Agreement

EXHIBIT A
CONVERTED PROJECTS AND CONVERTED PROJECT NET VALUES

Converted Project	Converted Project Net Values
55 Hundred 5500 Columbia Pike, Arlington, VA	$33,875,961
Bailey’s Crossing 3602 S. 14th Street, Alexandria, VA	$70,052,620
Satori 1111 E. Sunrise Boulevard, Ft. Lauderdale, FL	$47,728,649
San Sebastian 24299 Paseo de Valencia, Laguna Woods, CA	$31,854,974
Renaissance (Phase I & II) 1825 Galindo Street, Concord, CA	$52,600,000 (Phase I) $8,100,000 (Phase II)